Exhibit 10.7(f)

SIXTH AMENDMENT TO THE

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of February 17, 2010, by and between ROYAL STREET COMMUNICATIONS, LLC (“Royal Street”), ROYAL STREET COMMUNICATIONS CALIFORNIA, LLC, ROYAL STREET BTA 262, LLC, ROYAL STREET COMMUNICATIONS FLORIDA, LLC, ROYAL STREET BTA 159, LLC, ROYAL STREET BTA 212, LLC, ROYAL STREET BTA 239, LLC, ROYAL STREET BTA 289, LLC and ROYAL STREET BTA 336, LLC, each a Delaware limited liability company (individually and collectively, jointly and severally, the “Borrower”), and METROPCS WIRELESS, INC., a Delaware corporation (“Lender” or “MetroPCS”).

WITNESSETH:

WHEREAS, Borrower and the Lender are parties to that certain Second Amended and Restated Credit Agreement, executed on December 15, 2005 as of December 22, 2004 (the “Second Amended and Restated Credit Agreement”), as amended by the (a) First Amendment to the Second Amended and Restated Credit Agreement, dated as of November 2, 2006, (b) Second Amendment to the Second Amended and Restated Credit Agreement, dated as of August 29, 2007, (c) Third Amendment to the Second Amended and Restated Credit Agreement, dated as of April 2, 2008, (d) Fourth Amendment to the Second Amended and Restated Credit Agreement, dated as of June 12, 2008, and , (e) Fifth Amendment to the Second Amended and Restated Credit Agreement, dated as of February 17, 2009 (the Second Amended and Restated Credit Agreement, as amended, and as may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Royal Street, as Administrative Borrower under the Credit Agreement, has requested, and MetroPCS has agreed, to amend the Credit Agreement to provide for an increase in the principal amount of the Loan Commitment Amount from $1,560,000,000 to $ 2,434,000,000 in accordance with and subject to the terms and conditions set forth herein; and

WHEREAS, Royal Street has requested and MetroPCS has agreed, to amend the Credit Agreement to provide that Loans may be used to finance the Build-Out and operation of the Royal Street Systems on personal communication services and advanced wireless services spectrum leased by Royal Street and for any other expenses related thereto.

NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, subject to the conditions precedent to this Amendment and intending to be legally bound, to amend the Credit Agreement as follows:

1. Capitalized Terms. All capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement, as amended hereby, except as otherwise defined or limited herein.

2. Amendments to Section 1.

(a) Section 1 of the Credit Agreement, Defined Terms, is hereby modified and amended by deleting the following defined terms in their entirety and substituting the following defined terms in lieu thereof:

“Build-Out” shall mean the construction by the Borrower of a PCS system in accordance with the FCC Rules, 47 C.F.R. § 24.203 and/or 47 C.F.R. § 27.14.

“License” shall mean any license issued by the FCC for which Borrower or a Holding Subsidiary is a Successful Bidder, any other license issued by the FCC now or hereafter held by the Borrower or a Holding Subsidiary, or any spectrum lease in which Borrower or Holding Subsidiary is the lessee.

“Loan Commitment Amount” shall mean $2,434,000,000 or the maximum amount that Lender is permitted to lend to Borrower pursuant to the Lender Credit Facility.

“Substantial Completion Date” shall mean the date on which the Build-Out of the Royal Street System, for Licenses subject to a construction requirement under Part 24 of the FCC’s Rules, satisfies the construction requirements of Section 24.203 of the FCC Rules, and for approved spectrum leases, when Royal Street begins to offer commercial service on the Royal Street System using the leased spectrum.

(b) Section 1 of the Credit Agreement, Defined Terms, is hereby modified and amended by inserting the following new definition of “PCS” and “PCS Service” before the definition of “Permitted Liens”:

“PCS” or “PCS Service(s)” shall mean personal communications services and related telecommunications services authorized by Part 24 of the FCC Rules and advanced wireless services and related telecommunications services authorized by Part 27 of the FCC Rules.

(c) Section 1 of the Credit Agreement, Defined Terms, is hereby modified and amended by inserting the word “Master” after the word “certain” and prior to “Equipment and Facilities Lease” in the definition of “Equipment and Facilities Lease Agreement”.

(d) Section 1 of the Credit Agreement, Defined Terms, is hereby modified and amended by deleting the words “Commercial Mobile Radio Service” from the definition of “Royal Street System” in its entirety and substituting the word “PCS” in lieu thereof.

3. Amendment to Section 2.2. Section 2.2 of the Credit Agreement, Procedure for Borrowing, is hereby modified and amended as follows:

a. Subsection 2.2.a of the Credit Agreement is hereby modified and amended by deleting the words “for which Borrower is the Successful Bidder” from the first sentence in its entirety.

b. Subsection 2.2.b of the Credit Agreement is hereby modified and amended by deleting the words “after the Licenses are granted to Borrower by the FCC” in clause (ii) of the third sentence in their entirety and substituting the word “thereafter” in lieu thereof.

4. Amendment to Section 2.4.a. Clause (viii) of Subsection 2.4.a of the Credit Agreement, Conditions Precedent to Lender’s Obligation to Make Any Loan, is hereby modified and amended by inserting the phrase “or approval (in the case of a spectrum lease)” after the word “grant” in proviso (B) of such clause and before “of the Licenses”.

5. Amendment to Section 5.1. Section 5.1 of the Credit Agreement, Use of Proceeds, is hereby modified and amended by deleting the words “in accordance with the Auction” at the end of clause (i) in its entirety.

6. Amendment to Section 7.10. Section 7.10 of the Credit Agreement, Notices, is hereby modified and amended by deleting the notices addresses for each and all parties and other referenced therein in their entirety and substituting the following in lieu thereof:

If to Lender:	MetroPCS Wireless, Inc. 2250 Lakeside Boulevard Richardson, Texas 75082 Attention: Legal Department Facsimile: (866) 685-9618

With copies (which shall not constitute notice) to:

Paul Hastings, Janofsky & Walker, LLP

875 15th Street, N.W.

Twelfth Floor

Washington, DC 20005

Attention: Carl W. Northrop

Facsimile: 202-551-0125

JP Morgan Chase Bank, N.A.

111 1 Fannin Street, Floor 10

Houston, TX 77002 6925

Attention: Covenant Compliance

If to Borrower:	Royal Street Communications, LLC PO Box 2365 Southampton, NY 11969 Attention: Robert Gerard Facsimile: 631-283-9153

With a copy (which shall not constitute notice) to:	Patton Boggs LLP 2550 M Street, N.W. Washington, D.C. 20037 Attention: Paul C. Besozzi Facsimile: 202-457-6315

7. No Other Amendments. Except for the amendments expressly set forth in Sections 2 through 6 hereof, the text of the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

8. Representations and Warranties. Borrower agrees, represents and warrants in favor of Lender as follows:

(a) This Amendment has been executed and delivered by a duly authorized representative of Borrower, and the Credit Agreement, as modified and amended by this Amendment, constitutes a legal, valid and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or (ii) general principles of equity;

(b) Except as reflected on Exhibit 1, each representation or warranty of Borrower set forth in the Credit Agreement is hereby restated and reaffirmed as true and correct in all material respects on and as of the Effective Date, and after giving effect to this Amendment, as if such representation or warranty were made on and as of the Effective Date of, and after giving effect to, this Amendment;

(c) Except as reflected on Exhibit 2, no Event of Default or other event which if not timely cured or corrected would with the passage of time become an Event of Default with respect to Borrower has occurred and is continuing; and

(d) As of the date hereof, Borrower is solvent after giving effect to the transactions contemplated herein.

9. Conditions to Effectiveness. This Amendment will be effective as of the date first written above (the “Amendment Effective Date”), subject to the occurrence of each of the following on or before such date:

(a) Lender shall have received counterparts hereof duly executed by Borrower; and

(b) Except as expressly provided in Exhibit 1 hereto, all of the representations and warranties of Borrower set forth in the Credit Agreement and this Amendment shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date as though made on and as of such date.

10. Effect on the Credit Agreement. Upon the execution of this Amendment, each of the Credit Agreement and the Loan Documents shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Parties hereto shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Credit Agreement and the Loan Documents, as applicable, for any and all purposes. Except as specifically amended by Sections 2 through 6 hereof, the Credit Agreement and the Loan Documents shall remain in full force and effect, and are hereby ratified, reaffirmed and confirmed. This Amendment shall be deemed to be a Loan Document for all purposes.

11. Counterparts. This Amendment may be executed in any number of separate counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. In proving this Amendment in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.

12. Law of Contract. This Amendment shall be governed and construed and interpreted in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:	ROYAL STREET COMMUNICATIONS, LLC, a Delaware limited liability company

	By:	/s/ Robert A. Gerard
		Name:	Robert A. Gerard
		Title:	Chief Executive Officer and Chairman of the Management Committee

ROYAL STREET COMMUNICATIONS CALIFORNIA, LLC, a Delaware limited liability company

	By:	Royal Street Communications, LLC, its sole member

	By:	/s/ Robert A. Gerard
		Name:	Robert A. Gerard
		Title:	Chief Executive Officer and Chairman of the Management Committee

ROYAL STREET BTA 262, LLC, a Delaware limited liability company

	By:	Royal Street Communications California, LLC, its sole member

	By:	/s/ Robert A. Gerard
		Name:	Robert A. Gerard
		Title:	Chief Executive Officer

ROYAL STREET COMMUNICATIONS FLORIDA, LLC, a Delaware limited liability company

	By:	Royal Street Communications, LLC, its sole member

	By:	/s/ Robert A. Gerard
		Name:	Robert A. Gerard
		Title:	Chief Executive Officer and Chairman of the Management Committee

ROYAL STREET BTA 159, LLC, a Delaware limited liability company

By:	Royal Street Communications Florida, LLC, its sole member

By:	/s/ Robert A. Gerard
	Name:	Robert A. Gerard
	Title:	Chief Executive Officer

ROYAL STREET BTA 212, LLC, a Delaware limited liability company

By:	Royal Street Communications Florida, LLC, its sole member

By:	/s/ Robert A. Gerard
	Name:	Robert A. Gerard
	Title:	Chief Executive Officer

ROYAL STREET BTA 239, LLC, a Delaware limited liability company

By:	Royal Street Communications Florida, LLC, its sole member

By:	/s/ Robert A. Gerard
	Name:	Robert A. Gerard
	Title:	Chief Executive Officer

ROYAL STREET BTA 289, LLC, a Delaware limited liability company

By:	Royal Street Communications Florida, LLC, its sole member

By:	/s/ Robert A. Gerard
	Name:	Robert A. Gerard
	Title:	Chief Executive Officer

ROYAL STREET BTA 336, LLC, a Delaware limited liability company

	By:	Royal Street Communications Florida, LLC, its sole member

	By:	/s/ Robert A. Gerard
		Name:	Robert A. Gerard
		Title:	Chief Executive Officer

LENDER:	METROPCS WIRELESS, INC., a Delaware corporation

	By:	/s/ Roger D. Linquist
		Name:	Roger D. Linquist
		Title:	President and Chief Executive Officer

EXHIBIT 1

1. Certain Litigation or Potential Litigation Matters.

a. On December 10, 2007, the County of Riverside, California, brought a Complaint In Eminent Domain against the owner of certain real property on which an antenna structure, on which Administrative Borrower is a tenant, is located (County of Riverside v. Royal Street Communications, et al., Case No. 487075 (Super. Ct. of Riverside Cty.)). As a tenant, Administrative Borrower was named as a defendant. The County seeks to take the underlying property for use as part of a sports complex. The Complaint was not served on Administrative Borrower until May 2, 2008. Administrative Borrower has identified counsel and due to pending negotiations with the plaintiff, County has not been required to respond to the summons. On August 7, 2008, the court entered an Order for Prejudgment Possession of the Property in favor of the County, which was entitled to take possession of the property on September 2, 2008. The County and Administrative Borrower have finalized a Stipulation Regarding Assumption Of Lease that would substitute the County as the landlord under the Master Lease Agreement with the tower owner and there would be no changes to Administrative Borrower’s existing site lease agreement with the tower owner. The Court entered an order approving the fully executed Stipulation on October 20, 2009.

b. On June 18, 2008, Administrative Borrower was served with a summons as an additional defendant in the case of Jason Ortiz v. Southern California Edison, et al., Case No. RIC 485986 (Super. Ct. of Riverside Cty.), a personal injury action by a former employee of Clotworthy Construction, Inc., with which Administrative Borrower has a construction contract. Administrative Borrower is being defended in this matter by LaFollette Johnson DeHaas Fessler and Ames, which was hired by Administrative Borrower’s insurance carrier, Travelers Insurance, to defend Administrative Borrower. The case remains pending after the Court, on June 30, 2009, denied Administrative Borrower’s Motion For Summary Judgment. Pre-trial discovery continues.

c. On July 22, 2008, Administrative Borrower was served with a summons as an additional defendant in the case of Rigoberto Chavez, et al. v. Xiaogewn Wu, et al., Case No. BC 394867 (Super. Ct. of Los Angeles Cty.), an action by a former owner of the site on which Administrative Borrower has located a cell site claiming that the new owner had assigned its interest in Administrative Borrower’s lease payments to the plaintiff, but had not received them. On September 22, 2008, Administrative Borrower’s counsel filed an Answer and a Cross Complaint against Wu and Chavez for, among other things, failure to indemnify Administrative Borrower. Administrative Borrower filed an Amended Cross Complaint on October 29, 2008. Several additional cross pleadings and demurrers have been filed since that date, to which Administrative Borrower has responded and the case remains pending and discovery has been initiated. A mediation was held in the case on March 18, 2009 and there have been periodic settlement discussions concerning the possible resolution of the case. On November 12, 2009, the parties reached a settlement agreement in principal with the Court setting a return date of December 4, 2009. Settlement agreement signatures and payments are in the process of being collected; the Court has set a Status Conference after settlement for March 22, 2010, at which time Administrative Borrower expects the case relating to Administraitve Borrower to be fully resolved.

d. On or about August 26, 2009, Administrative Borrower was served with a summons in the case of Ask Associates, LLC v. Royal Street Communications, LLC, Case No. 1044427 (Super. Ct. of Los Angeles Cty), an action by the landlord under a site lease entered into relating to a portion of the premises located at 22761 Pacific Coast Highway, Malibu, California 90265-5098. The landlord is suing for breach of the lease claiming that Royal Street has improperly terminated the lease and failed to pay rent due. Administrative Borrower engaged counsel and has now filed a general denial on October 12, 2009. Administrative Borrower settled the case and it was dismissed on February 8, 2010.

2. Assignment Of Certain Contracts

As of this date, Administrative Borrower has assigned all of the site leases and related agreements originally entered into in the name of Administrative Borrower to its Operating Subsidiaries, Royal Street Communications California, LLC, and Royal Street Communications Florida, LLC, respectively, as required by Section 5.4 of the Credit Agreement. However, the terms of many of those leases or other assigned agreements require that the assignor, Administrative Borrower, remain liable for the obligations under the terms of the assigned agreements.

EXHIBIT 2

1. Assignment Of Certain Contracts

As of this date, Administrative Borrower has assigned all of the site leases and related agreements originally entered into in the name of Administrative Borrower to its Operating Subsidiaries, Royal Street Communications California, LLC, and Royal Street Communications Florida, LLC, respectively, as required by Section 5.4 of the Credit Agreement. However, the terms of many of those leases or other assigned agreements require that the assignor, Administrative Borrower, remain liable for the obligations under the terms of the assigned agreements.